Exhibit 99.1

ComSovereign Corp.

Consolidated Financial Statements

For the period January 10, 2019 (Inception) to September 30, 2019

ComSovereign Corp.
Index to the Consolidated Financial Statements

ComSovereign Corp.
Consolidated Balance Sheet

As of September 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

September 30, 2019
ASSETS
Current Assets:
Cash	$661,167
Accounts Receivable	1,083,912
Receivables - related party	110,775
Inventory	3,670,626
Short Term Investment	216,774
Prepaid Expenses	1,700,153
Other Current Assets	119,942
Total Current assets	7,563,350

Property & Equipment, net	437,540
Intangible Assets, net	91,731,811
Goodwill	14,718,531
Total Assets	$114,451,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$1,508,051
Accrued Interest	887,209
Accrued Liabilities – related party	1,388,633
Accrued Liabilities	1,466,434
Payroll Liability	190,098
Deferred Revenue	469,480
Accrued Warranty Liability	114,729
Notes Payable	10,442,980
Current portion of Long Term Debt	109,616
Total Current Liabilities	16,577,229

Total Liabilities	16,577,229

Stockholders’ Equity
Preferred Stock	260
Common Stock	3,089
Additional Paid-In Capital	84,186,371
Accumulated Earnings	13,684,283
Total Stockholders’ Equity	97,874,003
Total Liabilities and Stockholders’ Equity	$114,451,232

ComSovereign Corp.
Consolidated Statement of Operations

For The Period January 10, 2019 (Inception) to September 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

January 10, 2019 (Inception) to September 30, 2019
Revenue	$3,797,340
Cost of Goods Sold	2,145,208
Gross Profit	1,652,131

Operating Expenses
Research and Development	261,631
Sales and Marketing	22,835
General and Administrative	10,671,601

Total Operating Expenses	10,956,067

Net Operating (Loss)	(9,303,935)

Other Income (Expense)
Other Income (Expense)	95,266
Exchange Rate Gain (Loss)	95,497
Interest Income	9,637
Interest (Expense)	(1,615,984)
Gain on Bargain Purchase	24,403,803
22,988,219

Net Income (Loss)	$13,684,283

Net Income per share-Basic	$0.56
Weighted Average Shares Outstanding – Basic	24,430,768

ComSovereign Corp.
Consolidated Statement of Cash Flows

For The Period January 10, 2019 (Inception) to September 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

January 10, 2019 (Inception) to September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income from continuting operations	$13,684,283
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	325,546
Amortization	3,615,947
Loss on investment	350,000
Gain on bargain purchase	(24,403,803)
Changes in Assets and Liabilities
Accounts receivable	(952,642)
Accounts receivable - related party	(31,890)
Inventory	(438,307)
Change in prepaids	(1,000,026)
Other current assets	(335,468)
Accounts payable	(1,784,556)
Accrued expenses	189,660
Accrued interest	3,615,335
Related party payable	1,347,903
Deferred Revenue	(271,588)
Other current liabilities	114,729
Net Cash (Used in) Operating Activities	(5,974,877)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in acquisitions	1,345,925
Net Cash (Used in) Investing Activities	1,345,925

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debt	5,290,000
Net Cash from Financing Activities	5,290,000

Net (Decrease) Increase in Cash and Cash Equivalents	661,048

Cash and cash equivalents, beginning	119

Cash and Cash Equivalents, Ending	$661,167

NON-CASH INVESTING AND FINANCING ACTIVITIES

Cash paid during the year for:
Interest	-
Income taxes	-
Non-Cash Activities
Stock issued for conversion of debt	$5,418,452
Non-Cash from Acquisitions
VEO	$56,291
Indura Power	$18,791
Silver Bullet	$273,290
Lextrum	$949,155
DragonWave	$48,396

ComSovereign Corp.
Consolidated Statement of Changes in Equity

For The Period January 10, 2019 (Inception) to September 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Earnings	Total Equity

Balance as of January 10, 2019 (Inception)	-	-	-	-	-	-	-

Issuance of founder shares at inception			12,000,000	$1,200			$1,200

Issuance of preferred stock for VEO acquisition	1,500,000	$150			$13,207,467		13,207,617

Issuance of preferred stock for InduraPower acquisition	800,000	80			7,043,982		7,044,062

Issuance of preferred stock for Silver Bullet Technology acquisition	300,000	30			2,641,736		2,641,766

Issuance of common stock for DragonWave-X and Lextrum acquisition			17,237,939	1,779	58,337,588		58,339,367

Issuance of common stock for debt conversion			1,106,600	111	2,749,753		2,749,863

Contributed Capital					205,845		205,845

Net Income						$13,684,283	13,684,283

Balance as of September 30, 2019	2,600,000	$260	30,344,539	$3,090	$84,186,371	$13,684,283	$97,874,003

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements

September 30, 2019

Expressed in US$'s except share and per share amounts

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

ComSovereign Corp (the “Company”) was incorporated in the state of Delaware on January 10, 2019. ComSovereign is a U.S.-based leader of LTE and 5G wireless technologies powering an existing global wireless carrier customer base with advanced infrastructure technologies including industry-leading carrier backhaul capability and tomorrow’s 5G connectivity for fixed and mobile aerial applications. The Company operates in one operating segment – broadband wireless backhaul equipment.

On January 31, 2019, the Company acquired the capital stock of InduraPower Inc. (“IPI”). IPI is a leading manufacturer of the most advanced intelligent Lithium ion batteries for autos, motorcycles and boats. The company has several patents in BMS, high impact casings and printed circuit boards.

On January 31, 2019, the Company acquired the capital stock of VEO, Inc. (“VEO”). VEO is developing processes that will significantly advance the state-of-the-art in Silicon Photonic devices for use in advanced data interconnects, communication networks, and computing systems.

On March 4, 2019, the Company acquired the capital stock of Silver Bullet Technology, Inc. (“SBT”). SBT has expertise in both hardware and software design and development including intelligence surveillance & reconnaissance, embedded designs, high-speed digital and radio frequency, printed circuit board design, field-programmable gate array and application-specific integrated circuit design, large scale network protocol development and software-defined radio systems in wireless communications.

On April 1, 2019, the Company acquired the capital stock of Transform-X, Inc. (“T-X”). T-X is comprised of DragonWave-X LLC (“DragonWave-X”) and Lextrum, Inc. (“Lextrum”). DragonWave-X is a provider of high-capacity packet microwave solutions that drive next-generation IP networks. Lextrum is a technology research and development company working in the area of full duplex radio communications and noise cancellation techniques, that were originally developed by several professors and engineering scientists at UC Irvine, Irvine California.

Note 2 - Significant Accounting Policies

Basis of accounting - The Company follows accounting standards set by the Financial Accounting Standards Board, commonly referred to as “FASB”. FASB sets generally accepted accounting principles (“GAAP”) that are followed to ensure consistent reporting of financial condition, results of operations, and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification, sometimes referred to as the “Codification” or “ASC”.

Use of estimates - The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company's management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent amounts of assets and liabilities as at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from the estimates made by management.

Principle of consolidation - These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Dragonwave-X, Lextrum, IPI, VEO, and SBT. All intercompany accounts and transactions have been eliminated upon consolidation.

Foreign currency translation - The Company's operations and balances denominated in foreign currencies, including those of its foreign subsidiaries that are primarily a direct and integral component or extension of the Company's operations, are translated into US dollars ("USD") using the following: monetary assets and liabilities are translated at the period end exchange rate, non-monetary assets are translated at the historical exchange rate, and revenue and expense items are translated at the average exchange rate. Gains or losses resulting from the translation adjustments are included in the consolidated statements of operations.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Going Concern – These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the disbursement of liabilities and commitments in the normal course of business in the foreseeable future.

Cash and cash equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2019, the Company had $661,167 in cash equivalents.

Inventory - Inventory is valued at the lower of cost and net realizable value ("NRV"). The cost of inventory is calculated on a standard cost basis, which approximates weighted average actual cost. NRV is determined as the market value for finished goods, replacement cost for raw materials, and finished goods market value less cost to complete for work in progress inventory. The Company regularly reviews inventory quantities on hand and records an impairment for excess and obsolete inventory based on factors including its estimated forecast of product demand, the stage of the product life cycle and production requirements for the units in question. Indirect manufacturing costs and direct labor expenses are allocated systematically to the total production inventory.

Warranty Accrual – The Company carries inventory for the purposes of supporting its product warranty. Standard warranty is typically 13 to 36 months, but the Company earns revenue by providing enhanced and extended warranty and repair service during and beyond the standard warranty period. Customer service inventory consists of both component parts and finished units.

Goodwill – Goodwill was generated through the various acquisitions detailed at Note 9, as the total consideration paid exceeded the fair value of the net assets acquired.

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgement is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results. During the period January 10, 2019 (Inception) to September 30, 2019, the Company has recorded no impairment on goodwill.

Property and equipment - Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the anticipated useful lives of the assets as follows:

Test equipment, research and development equipment	4 - 5 years
Computer hardware	2 years
Production fixtures	3 years
Leasehold improvements	5 years
Other	3 - 5 years

Impairment of long-lived assets - The Company reviews long-lived assets ("LLA") such as property, equipment and intangible assets with finite useful lives for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset or asset group may not be recoverable. These events and circumstances may include significant decreases in the market price of an asset or asset group, significant changes in the extent or manner in which an asset or asset group is being used by the Company or in its physical condition, a significant change in legal factors or in the business climate, a history or forecast of future operating or cash flow losses, significant disposal activity, a significant decline in the Company's share price, a significant decline in revenue or adverse changes in the economic environment. The Company reviews any changes in events and circumstances that have occurred on a quarterly basis to determine if indicators of LLA impairment exist.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Income taxes - Income taxes are accounted for using the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized. Deferred income tax assets and liabilities are measured using enacted tax rates that apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The Company provides a valuation allowance against its deferred tax assets when it believes that it is more likely than not that the assets will not be realized.

The Company determines whether it is more likely than not that an uncertain tax position will be sustained upon examination by the tax authorities. The tax benefit of any uncertain tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon successful resolution. To the extent a full benefit is not expected to be realized, an income tax liability is effectively established. The Company recognizes accrued interest and penalties on unrecognized tax benefits as interest expense.

Management periodically reviews the Company's provision for income taxes and valuation allowance to determine whether the overall tax estimates are reasonable. When management performs its assessments of the provision and valuation allowance, it may be determined that an adjustment is required. This adjustment may have a material impact on the Company's financial position and results of operations.

Revenue recognition - In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606), “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition” and requires entities to recognize revenues when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The principles in the standard are applied in five steps: 1) identify the contract(s) with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to the performance obligations in the contract; and 5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company has adopted Topic 606 as of January 10, 2019 (date of incorporation).

Shipping and handling costs borne by the Company are recorded in cost of sales. Shipping and handling costs charged to customers are recorded as revenue, if billed at the time of shipment. Costs charged to customers after delivery are recorded in cost of sales.

Receivables – Receivables are carried at net realizable value, representing the outstanding balance less an allowance for doubtful accounts based on a review of all outstanding amounts. Management determined the allowance for doubtful accounts by regularly evaluating individual receivables and receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company had an allowance for doubtful accounts of $427,085 as of September 30, 2019.

Fair Value of Financial instruments - The Company classifies its financial instruments as assets held at fair value, loans and receivables, other financial liabilities, or liabilities held at fair value. The classification depends on the purpose for which the financial instruments were acquired, their characteristics and management's intent. Management determines the classification of financial assets and liabilities at initial recognition and the classification is not changed subsequent to initial recognition.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1 – Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

- Quoted prices for similar assets or liabilities in active markets
- Quoted prices for identical or similar assets or liabilities in markets that are not active
- Inputs other than quoted prices that are observable for the asset or liability
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3 – Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

The Company's financial instruments consist of cash, accounts receivable, and accounts payable. The Company has determined that the book value of its outstanding financial instruments as of September 30, 2019 approximates the fair value due to their short-term nature.

Purchase Price Allocation – In accordance with ASC 805, Business Combinations, the Company recorded the assets acquired and liabilities assumed at their respective estimated fair values as of their respective acquisition dates, based on internal company evaluations. The total estimated purchase prices were allocated to the assets acquired and liabilities assumed based on their estimated fair values. The fair value allocation is preliminary and is subject to change based on evaluations of the assets currently being performed by the Company.

Research and development - Research costs are expensed as incurred. Development costs are expensed as incurred unless they meet generally accepted accounting criteria for deferral and amortization. Development costs incurred prior to establishment of technological feasibility do not meet these criteria and are expensed as incurred.

Net Income per share - Net income per share-Basic is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. For the period presented, the net income available to common shareholders equates to net income.

Recent accounting pronouncements - In February 2016, the FASB issued ASU No. 2016-02, "Leases". The amendments in this Update create Topic 842, Leases, and supersede the lease requirements in Topic 840, Leases. The Update will require companies to recognize a right-of-use asset and a lease liability in their balance sheets, while still distinguishing between finance leases and operating leases. For finance leases, the lessee would recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income, and for operating leases, the lessee would recognize a straight-line lease expense. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently assessing the impact this amendment will have on its consolidated financial statements.

Note 3 - Related Party Transactions

Daniel L. Hodges, the Company’s Co-Founder, Chairman and CEO is also Founder, Chairman and CEO of TM Technologies, Inc. ("TM."). Mr Hodges also controls TM by virtue of a majority of its equity holdings which he owns or controls. The Board of Directors of TM, with Mr. Hodges abstaining, has agreed to provide a development and use license to its TM/OFDM modulation technology IP to the Company for its use in the microwave backhaul radio area. TM has also performed engineering services and loaned $1,272,545 to the Company as of September 30, 2019 to emplace the technology within the Harmony line of radios.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Note 4 - Inventory

Inventory consisted of the following:

September 30, 2019
Raw materials	$1,540,816
Work in progress	502,713
Finished goods	1,560,322

Total production inventory	3,603,851

Inventory held for customer service/warranty	66,775

Total inventory	$3,670,626

The Company uses an outsourced manufacturing model in which most of the component acquisition and assembly of its products is executed by third parties. The Company's contract manufacturers currently have inventory intended for use in the production of its products, and the Company has purchase orders or demand forecasts in place for raw materials and manufactured products with these contract manufacturers. When a product has been purchased by a contract manufacturer but not pulled on for a build after a certain amount of time, the Company may be required to take ownership of it.

Note 5 – Notes Payable

The Company has one financing loan for its equipment. As of September 30, 2019, the loan had an outstanding balance of $5,586, bears interest at 8.775% per annum and is due within one year.

In August 2016, the Company entered into several Promissory Notes totaling $1,000,000. The Company has recorded interest expense to the Notes and balance outstanding at September 30, 2019 was $1,059,617.

In August 2017, the Company entered into several 18% Senior Convertible Debentures and received proceeds of $1,700,000. The Debentures incurred interest at 18% per annum and had a maturity date of December 31, 2020. Interest was payable semi-annually in cash or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock at the then-applicable conversion price. The conversion price was $1.00 per share. On April 1, 2019, the Company converted the full amount of the Debentures and $458,013 of accrued interest into 882,536 shares of common stock.

In September 2017, the Company entered into a Note and received proceeds of $137,500. The Note incurs interest at 12% per annum and is due on October 17, 2017. In August 2019, the Company entered into a $600,000 Promissory Note with the same Note holder and received proceeds of 600,000. As of September 30, 2019, the Company owed $737,500 on the Note and $17,093.84 in accrued interest.

In October 2017, the Company entered into a Promissory Note and received proceeds of $175,000. The Note incurred interest at 15% per annum and was due on November 30, 2017. On April 1, 2019, the Company converted the full amount of the Notes and $36,750 of accrued interest into 12,250 shares of common stock.

In October 2017, the Company entered into a Promissory Note and received proceed of $4,000,000. The Company agreed to repay $4,400,000 within 90 days. In January 2018, the Company agreed that the Note would accrue at interest at 8% per annum, and the Note will be extended another 90 days. In August 2018, the Note was extended to December 31, 2018 with new payment terms. In September 2018, the Note was extended to February 28, 2019 with new payment terms. In October 2018, the Company entered into a Second Amendment, which clarified the payment of interest. The Note is currently in default. The Company has accrued interest for the Note in the amount of $821,329.91 as of September 30, 2019.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

In October 2017, the Company entered into several 8% Senior Convertible Debentures and received proceeds of $300,000. The Notes incurred interest at 8% per annum and had a maturity date of December 31, 2019. Interest shall be paid semi-annually in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock at the then-applicable conversion price. The Conversion Price shall be equal to $8.00, or 80% of the common stock price offered under the next offering of the Company, whichever is lower. On April 1, 2019, the Company converted the full amount of the Notes and $11,289 of accrued interest into 100,848 shares of common stock.

In October 2017, the Company entered into a $186,000 Note agreement bearing no interest. The full amount is outstanding at September 30, 2019.

In June 2019, the Company entered into several 9% Senior Convertible Debentures and received proceeds of $850,000. The Debentures have a maturity date of December 31, 2021 and have accrued interest of $21,378 as of September 30, 2019.

In September 2019, the Company entered into several 10% Senior Convertible Debentures and received proceeds of $3,840,000. The Debentures have a maturity date of December 31, 2021 and have accrued interest of $27,406 as of September 30, 2019.

Note 6 – Shareholders’ Equity

At September 30, 2019, the Company had 500,000,000 common shares authorized for issuance and 30,344,539 common shares issued and outstanding.

At September 30, 2019, the Company had 5,000,000 Preferred Series A shares authorized for issuance and 2,600,000 Preferred Series A shares issued and outstanding. All the preferred stock of the Company is convertible into common shares.

At September 30, 2019, the Company had 2,250,000 of warrants issued and outstanding. 100,000 of the warrants have an exercise price of $5.00 per share and the remaining 2,150,000 have an exercise price of $0.01 per share.

Note 7 – Net Income Per Share

Net income per share-Basic is calculated by dividing net income available to shareholders by the weighted average number of common shares outstanding during the period.

The following table illustrates the net Income per share during the period ended September 30, 2019.:

January 10, 2019 (Inception) to
September 30, 2019
Net Income attributable to shareholders	$13,684,283
Weighted average number of shares outstanding-Basic	24,430,768

Net Income per share-Basic	$0.56

Note 8 – Commitments and Contingencies

In the normal course of business, the Company is subject to patent infringement complaints. The Company defends itself vigorously in these matters and does not believe any known complaint is material.

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Note 9 – Business Acquisitions

VEO, Inc.

On January 31, 2019, the Company entered a stock-for-stock exchange with VEO, Inc. At the effective date of the acquisition, all the VEO Shares that were issued and outstanding at such time were exchanged for 1,500,000 unregistered shares of Preferred Series A Redeemable Convertible stock of the Company.

Purchase consideration has been considered based on the business enterprise valuation of the Company. The shares of Preferred Series A issued to acquire VEO was valued at $8.81 per share (Non-Marketable basis) as of April 1, 2019.

VEO Purchase Price

# Preferred Series A Shares Paid	1,500,000
Per Share Value	$8.81
Purchase Price	$13,207,617

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of the Company based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Cash	$19,236
Fixed and Other Long-Term Assets	4,000
Intangible Assets
Technology	6,410,000
Workforce	90,000
Goodwill	6,684,381
Total Intangible Assets and Goodwill	13,184,381
TOTAL CONSIDERATION	$13,207,617

InduraPower, Inc.

On January 31, 2019, the Company entered a stock-for-stock exchange with IPI. At the effective date of the acquisition, all the IPI Shares that were issued and outstanding at such time exchanged for 800,000 unregistered shares of Preferred Series A Redeemable Convertible stock of the Company.

Purchase consideration has been considered based on the business enterprise valuation of the Company. The shares of Preferred Series A issued to acquire IPI were valued at $8.81 per share (Non-Marketable basis) as of April 1, 2019.

IPI Purchase Price

# Preferred Series A Shares Paid	800,000
Per Share Value	$8.81
Purchase Price	$7,044,062

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of the Company based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Cash	$20,316
Debt-Free Net Working Capital (Excluding Cash)	186,013
Fixed and Other Long-Term Assets	97,495
Assumed Liabilities	(815,396)
Intangible Assets
Technology	1,000,000
Goodwill Estimate	6,555,634
Total Intangible Assets and Goodwill	7,555,634
TOTAL CONSIDERATION	$7,044,062

Silver Bullet Technology, Inc.

On March 14, 2019, the Company entered a stock-for-stock exchange with SBT. At the effective date of the acquisition, all of the SBT Shares that were issued and outstanding at such time were exchanged for 300,000 unregistered shares of Preferred Series A Redeemable Convertible stock of the Company.

Purchase consideration has been considered based on the business enterprise valuation of the Company. The shares of Preferred Series A issued to acquire SBT were valued at $8.81 per share (Non-Marketable basis) as of April 1, 2019.

SBT Purchase Price

# Preferred Series A Stocks Paid	300,000
Per Share Value	$8.81
Purchase Price	$2,641,523

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of the Company based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Cash	$235,424
Debt-Free Net Working Capital (Excluding Cash)	56,170
Fixed and Other Long-Term Assets	21,374
Intangible Assets
Technology	210,000
Trade Name	200,000
Customer Relationships	400,000
Workforce	40,000
Goodwill Estimate	1,478,555
Total Intangible Assets and Goodwill	2,328,555
TOTAL CONSIDERATION	$2,641,523

Dragonwave-X and Lextrum

On April 1, 2019, the Company entered into a stock for stock exchange with Dragonwave-X and Lextrum. At the effective date the Company issued 17,237,939 shares of its restricted common stock.

Dragonwave-X and Lextrum Purchase Price

# Common Stock Paid	17,237,939
Per Share Value	$3.28
Purchase Price	$56,612,000
Dragonwave-X	$42,368,000
Lextrum	$14,244,000

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Dragonwave-X

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of the Company based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Cash	$487,064
Debt-Free Net Working Capital (Excluding Cash)	(21,965,240)
Fixed and Other Long-Term Assets	106,176
Intangible Assets
Technology	24,470,000
Trade Name	6,790,000
Customer Relationships	31,950,000
Workforce	530,000
Total Intangible Assets and Goodwill	63,740,000
TOTAL CONSIDERATION	$42,368,000

Lextrum

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of the Company based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Cash	$0
Debt-Free Net Working Capital (Excluding Cash)	(8,630,000)
Fixed and Other Long-Term Assets	0
Intangible Assets
Technology	22,860,000
Workforce	14,000
Total Intangible Assets and Goodwill	22,874,000
TOTAL CONSIDERATION	$14,244,000

ComSovereign Corp.

Notes to Unaudited Consolidated Financial Statements (continued)

September 30, 2019

Expressed in US$'s except share and per share amounts

Note 10 – Subsequent Events

The Company has evaluated subsequent events through February 10, 2020, which is the date the financial statements were available to be issued and the following events occurred after September 30, 2019:

On November 27, 2019, ComSovereign Holding Corp. (formerly known as Drone Aviation Holding Corp.), entered into an Agreement and Plan of Merger dated as of November 27, 2019 (the “Merger Agreement”) with the Company. The transactions contemplated by the Merger Agreement were consummated on November 27, 2019.